EXHIBIT 10.6

Terms & Conditions of Employment

Between

Department of Coffee and Social Affairs Limited

and

Ashley Lopez

Terms and Conditions of Employment

i

Your Terms and Conditions of Employment

Overview

Department of Coffee and Social Affairs Limited, of 6 Newburgh Street, London, W1F 7RQ provides these Terms and Conditions of Employment, which apply to your employment.

These terms and conditions must be read with the Staff Handbook which is called What We Do and How We Do It and also applies to your employment. If you have not already done so, you will need:

•	to make sure you have access to, and have read and understood, a copy of the What We Do and How We Do It document — either online or in hard copy.

•	to read and understand the What We Do and How We Do It document.

These Terms and Conditions of Employment:

•	overrule any inconsistent provision in What We Do and How We Do It;

•	contain all the terms required by the Employment Rights Act 1996;

•	contain the entire agreement between you and your Employer about your employment; and

•	take priority over all previous agreements between you and your Employer about your employment.

By signing this document, you confirm that you have read and understood all of it.

Any questions?

If you have any questions about the What We Do and How We Do It document or these Terms and Conditions, then you should discuss them in the first instance with your Line Manager.

Ashley Lopez

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Table of contents

Operative Terms	2
Your title and your Line Manager	2
Limit on your authority	2
Start of your employment	2
Continuous period of employment	2
Duration of your employment	2
Punctuality	3
Employer may lay you off or reduce hours	3
Your normal place of work	3
Travel to other sites	4
Your pay	4
No pension scheme rights	4
Use of email	4
Deductions from your pay	4
Reimbursing your expenses	4
Your annual holiday entitlement	5
Taking your holidays	5
Your holiday entitlement when your employment ends	5
Public and bank holidays	6
Use of your own vehicle	6
Your Employer's property	6
Sickness and injury	6
Limit on your other employment	7
Preserving Confidentiality	7
Confidential Information — definition	8
Your health and safety	8
Grievance procedure	9
Dismissal disciplinary, capability rules and procedures and appeals	9
You resigning	9
Termination — when your Employer may end your employment	9
Employer may pay you in lieu of notice	10
Garden leave	10
Employer may change these terms and conditions	11
Collective agreements	11

Ashley Lopez

1

DATED: 3 January 2015

Operative Terms

Your title and your Line Manager

1	You are employed as the Chief Executive Officer. You report directly to the Board of Directors.

Your duties

2	You must:

2.1	work to the best of your ability;

2.2	try wherever possible to promote, develop and expand your Employer's business and interests;

2.3	always follow your Employer's rules and procedures; and

2.4	always act with consideration for the needs of your colleagues and of your Employer's customers.

Limit on your authority

3	You do not have authority to enter into any contracts or agreements on your Employer's behalf — unless your Employer has given you relevant authority in advance.

Start of your employment

4	Terms of this contract are effective as of January 3, 2015.

Continuous period of employment

5	N/A

Duration of your employment

6	You may end your employment it by giving your Employer notice under clause 52. Your employer may end it by giving you notice under clause 53, 54 or 55.

Ashley Lopez

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Your probationary period

7	The first six months of your employment in this role will be probationary. During that period your Employer will review your performance. If your performance is not acceptable, then your Employer may:

7.1	extend your probationary period; or

7.2	end your employment on one 1 months notice

7.3	or transition you to a different role.

8	If you successfully complete your Probationary Period, then your Employer will confirm your appointment in writing.

9	Your probationary period will be considered as continuing until you receive that confirmation (or until you receive a notice under clause 7).

Your normal working hours

10	Your normal working hours will be 40 hours per week and any additional hours worked will be considered over time. Over time hours will be paid in accordance with the minimum hourly rate.

Punctuality

11	If you arrive to work late and fail to respond to verbal requests to improve your timekeeping you may fail your probationary period or be subject to disciplinary procedures accordingly.

Employer may lay you off or reduce hours

12	If it is necessary for any business reason, then your Employer reserves the right to lay you off without pay or reduce your hours of work.

Your normal place of work

13	Your normal place of work will be 6 Newburgh Street, London, W1F7RQ. However, from time to time, your Employer may require you to work at other locations. When your Employer asks you to work at another location, it will take into consideration your personal circumstances, as well as the needs of the business.

14	You will not normally be expected to work outside the United Kingdom.

Ashley Lopez

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Travel to other sites

15	If you are required to work at other locations, then:

15.1	any time you spend travelling to those sites does not count as "working time" for the purposes of the Working Time Regulations.

15.2	you will not be paid for travelling time.

Your pay

16	Your starting annual salary is £26,000 per annum and increases to £60,000 on February 1 2017, from which your Employer will make appropriate deductions from your pay for income tax and National Insurance contributions.

17	You will be paid in arrears fortnightly by electronic transfer.

18	You may be entitled to a bonus; this is up to the discretion of the Board of Directors and will be agreed with you at a later date.

No pension scheme rights

19	The Employer has no pension scheme applicable to your employment.

Use of email

20	You agree that for the purpose of running the business, your Employer may pass your email address and contact details on to third parties.

Deductions from your pay

21	Your Employer may deduct from your pay any amounts you owe it — including, for example:

21.1	any overpayment (including overpayment of holiday entitlement);

21.2	loans your Employer has made to you.

21.3	losses your Employer suffers as a result of your negligence or a breach of your duties.

Reimbursing your expenses

22	Your Employer will reimburse you for any reasonable and necessary out-of-pocket expenses you spend in carrying out your duties. These will be paid in the calendar month following the expense — as long as:

22.1	your Employer has approved the expense in advance; and

22.2	you produce evidence of the expenses in a form your Employer requires.

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Your annual holiday entitlement

23	The Employer's holiday year runs from 1st September to 31st August.

24	Each holiday year, you are entitled to the equivalent of 36 days' paid holiday including all normal public holidays.

25	If at the end of your Employer's holiday year you have untaken holidays, then:

25.1	you cannot carry forward those holidays into the next holiday year; and

26	Maternity and Paternity and Parental Leave Rights; In accordance with current legislation you will have rights re Maternity or Paternity Leave. This will always be carefully considered but within the context and nature of our business requirements and working patters of a relatively small number of staff.

Taking your holidays

27	You must agree your holidays with your Line Manager. Your Line Manager may have to turn down your request if they feel that too many other people are going to be away at the same time — this is because Holidays must be taken at times which are convenient to your Employer. You should therefore not book any holidays before you have spoken to your Line Manager.

28	You may take up to 10 working days at any one time — however your Employer may allow you to take more.

Your holiday entitlement when your employment ends

29	If you give, or your Employer gives, notice to end your employment, then your Employer may require you to take any unused holiday entitlement during your notice period.

30	When your employment ends, you will be entitled to be paid for the holidays you have earned in the current holiday year but have not yet taken. Your Employer will deduct income tax and National Insurance contributions from the payment if relevant.

31	If when your employment ends you have taken more holidays than you have earned in that holiday year on a pro rata basis, then you will owe your Employer a sum equivalent to a day's pay for each day's holiday that you have taken in excess of your accrued entitlement. You agree that your Employer may deduct such sum from any payments due to you — including, for example from your final salary payment, or from any payment in lieu of notice.

Ashley Lopez

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Public and bank holidays

32	Because of the nature of your Employer's business, you may be required to work on public or Bank Holidays. If you do, then you will be entitled to take another day's holiday in lieu.

Use of your own vehicle

33	If you are allowed by your Employer to use your own vehicle for carrying out your duties, then:

33.1	you must make sure that your vehicle is adequately insured for business purposes and for carrying any of your Employer's equipment;

33.2	you must ensure that at all times your vehicle is fit for that purpose;

33.3	your Employer will repay your mileage at a rate per mile it agrees to before each journey; and

33.4	you must keep a detailed record of your business mileage.

Your Employer's property

34	If you use any of your Employer's equipment or property, then you must take all reasonable steps to maintain it in good condition and to prevent its loss or theft.

35	If through negligence you cause any damage to your Employer's property or equipment, then you agree to:

35.1	be responsible for the damage caused; and

35.2	your Employer deducting these sums from your pay.

36	When your employment comes to an end, or at any time when your Employer asks:

36.1	you will return to your Employer all of your Employer's equipment and property in your possession.

36.2	your Employer may deduct the value of any equipment or property you have failed to return to your Employer from any amount it owes to you.

Sickness and injury

37	The Employee shall during any period of absence more than 2 consecutive working days, due to sickness or injury, provide to the Company documentary evidence of ill health or injury from a Doctor or Medical Centre. Failure to provide such documentation for periods of absence shall constitute unauthorised leave and be considered a negligent discharge of duties under clause 54.1 of this Agreement and be grounds for immediate dismissal.

Ashley Lopez

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Limit on your other employment

38	During your employment, you agree not to hold any other employment or carry on any trade, business or profession — without first getting your Employer's written consent. Even if your Employer gives that consent, then you must not use your Employer's property or resources in carrying out these activities.

39	Your Employer will not consent to you doing the other work under clause 38 if the other work is likely:

39.1	to have an adverse effect on your ability to do your job for your Employer.

39.2	to bring your Employer's business into disrepute.

39.3	to conflict with the interests of your employer.

Preserving Confidentiality

40	While you are employed by your Employer, you will have access to and be trusted with information about your Employer's business and finances, and about its dealings, transactions, technology, products and affairs. All of this information is, or may be, Confidential Information — as defined in clause 44.

41	You agree that you will not (at any time, either during or after the end of your employment) divulge or communicate Confidential Information — unless you do so:

41.1	to someone authorised to have that information;

41.2	in properly carrying out your duties;

41.3	as authorised by your Employer; or

41.4	as ordered by a Court.

42	You also promise:

42.1	to use your best endeavours to prevent the disclosure of the Confidential Information; and

42.2	not to seek to exploit in any way, or to otherwise make use of, any Confidential Information.

43	The restrictions contained in clause 40 to 42 do not apply to information or knowledge which is, or which becomes, available to the public — unless this is as a result of any act or omission by you.

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Confidential Information — definition

44	Confidential Information includes, but is not limited to, the following:

44.1	your Employer's trade secrets;

44.2	details of the business and finances of your Employer;

44.3	details of business plans, profits, expenses and financial arrangements with third parties;

44.4	the contents of and set up of the IT systems operated by your Employer — including all databases;

44.5	information about the identity of, orders placed by, requirements of, fees charged to or finances of customers;

44.6	details of customers including their names and addresses, details of any specific requirements or instructions received, of any financial arrangements, and of any security arrangements or access arrangements in their properties;

44.7	details of other employees, Directors and consultants of your Employer —including but not limited to details of their salary and health;

44.8	details of any tenders your Employer has submitted or plans to submit;

44.9	any matter contained within a customers file or files;

44.10	any other confidential information generally relating to customers or suppliers;

44.11	the prices at which any supplier supplies goods or services (or both) to your Employer;

44.12	details of any negotiations taking place with existing or potential customers

44.13	other information generally about your Employer's business (whether or not this information is recorded in writing or electronically or on tape); and

44.14	any other information which you are notified is confidential, or is marked as confidential, whether about your Employer, suppliers, customers or any employees or contractors of those people or organisations.

Your health and safety

45	Your Employer will take all reasonable steps to ensure your health safety and welfare while you are at work. You have a legal duty to take care of your own health and safety and that of your colleagues.

46	You must familiarise yourself with your Employer's Health & Safety Policy which is set out in the What We Do and How We Do It document.

Ashley Lopez

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Grievance procedure

47	If you have a grievance relating to your employment, then you should deal with it in accordance with your Employer's Grievance Procedure. A copy of the current Grievance Procedure is set out in the What We Do and How We Do It document. This procedure is not contractual.

48	If you have a formal grievance, then you should raise it in writing with your Line Manager in accordance with our Grievance Procedure, or if the grievance concerns that person, with another director or senior manager.

Dismissal disciplinary, capability rules and procedures and appeals

49	Your Employer's Dismissal Disciplinary and Capability Rules and Procedures are set out in the What We Do and How We Do It document. They are not contractual.

50	Your Employer may demote you or suspend you (or both) without pay instead of or in addition to imposing any other disciplinary sanction.

51	If you are dissatisfied with any grievance, disciplinary or dismissal decision relating to you, then you should raise an appeal in writing with the Chief Operating Officer, in accordance with our Dismissal and Disciplinary Procedure. If the original decision was made by that person, or they were involved in the relevant process, then you may raise it with another director or senior manager.

You resigning

52	If you decide to resign from your employment, you need to give your Employer six months notice in writing.

Termination — when your Employer may end your employment

53	Normal notice Your Employer may terminate your employment by giving you written notice for the longer of:

53.1	Six months’ notice in writing; and

53.2	one weeks’ notice for every complete year of service with your Employer (up to a maximum of 12 weeks' notice).

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54	Termination without notice Your Employer may also terminate your employment in writing without either notice or a payment in lieu of notice if you:

54.1	are guilty of any dishonesty, or of any act of gross misconduct or gross incompetence, or of any other fundamental breach of contract in the course of your employment;

54.2	do anything outside the course of your employment which in the reasonable opinion of your Employer will materially prejudice its interests or be damaging to its reputation;

54.3	are convicted of a criminal offence other than a minor road traffic offence; or

55	Health issues Your Employer may terminate your employment on the grounds of sickness or injury under clause 53 or 56 regardless of any right you may have to participate in, or obtain benefits under, any permanent health insurance scheme or contractual sick pay scheme that your Employer has in place for its employees from time to time.

Employer may pay you in lieu of notice

56	Your Employer may terminate your employment immediately at any time (regardless of whether notice has been given by either party) by paying you a sum equal to the Basic Pay that you would have been entitled to receive:

56.1	under these terms and conditions during the notice period specified in clause 53, or

56.2	if notice has already been given, for the remainder of the notice period.

57	The choice of whether or not to make a payment in lieu is entirely within the discretion of your Employer. The fact that your Employer is entitled to make a payment in lieu of notice does not mean that you are entitled to receive it.

58	Any payment in lieu of notice:

58.1	will not include an element for any bonus, pension contributions or benefits in kind; and

58.2	will be paid less any deductions of Income Tax and National Insurance contributions that your Employer must make.

Garden leave

59	If either you or your Employer has given notice to terminate the employment, then your Employer may at any time and for any period (or periods) suspend you from performing your job, or exclude you from entering your Employer's premises(or suspend and exclude you). This is known as "garden leave".

60	During a garden leave period, your Employer will continue to pay your salary and to provide you with any other contractual benefits you are entitled to, and will let you know the rules that apply to you during that time.

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61	Your employment continues during any garden leave period, as do your duties of fidelity and good faith.

Employer may change these terms and conditions

62	Your Employer may make reasonable minor changes to your terms and conditions of employment. If it does, then it will notify you of them by way of general notice. Any notified changes take effect from the date of the notice.

Collective agreements

63	There are no Collective Agreements that affect your Terms and Conditions of Employment.

THIS AGREEMENT has been signed and entered into on the date written at the top of the document.

SIGNED by ASHLEY LOPEZ

SIGNED by STEFAN ALLESCH-- TAYLOR and on behalf of and with the authority of Department of Coffee and Social Affairs Limited

Ashley Lopez

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